As filed with the Securities and Exchange Commission on June 4, 1997

                                             Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                       _____________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                        ___________________________

                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)

                    35 West Watkins Mill Road
DELAWARE            Gaithersburg, Maryland       55-1555759
(State or other     20878                        (I.R.S. Employer
jurisdiction of     (Address of Principal        Identification
incorporation or    Executive Offices) (Zip      No.)
organization)       Code)

                          1991 Stock Option Plan
                         (Full Title of the Plan)

                         Wayne T. Hockmeyer, Ph.D.
                   Chairman and Chief Executive Officer
                              MedImmune, Inc.
                         35 West Watkins Mill Road
                       Gaithersburg, Maryland  20878
                  (Name and address of agent for service)

       Telephone number, including area code, of agent for service:
                               (301) 417-0770
            ___________________________________________________

CALCULATION OF REGISTRATION FEE
                                     Proposed     Proposed
Title of securities                  maximum      maximum        Amount of
to be registered      Amount to be   offering     aggregate      registration
                      registered     price per    offering       fee
                                     share(1)     price(1)
--------------        -----------    ----------   -----------    ----------
Common Stock          2,000,000      $14.875      $29,750,000    $9,015.15
par value $.01 per    shares
share

  (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's common stock on the Nasdaq Stock Market's National Market on May 28, 1997.

  There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1991 Stock Option Plan.



                                 STATEMENT

     This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by MedImmune, Inc., a Delaware corporation (the "Company"), in order to register 2,000,000 additional shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued upon exercise of options granted under the Company's 1991 Stock Option Plan (the "Plan").

     On March 11, 1992, the Company filed a Form S-8 Registration Statement (No. 33-46165) with the Commission registering 750,000 shares of Common Stock to be issued under the Plan. The contents of that Registration Statement (No. 33-46165) are incorporated by reference in their entirety herein. On August 10, 1992, the Company registered an additional 750,000 shares of Common Stock to be issued under the Plan on a Form S-8 Registration Statement (No. 33-50678). On November 17, 1995, the Company registered an additional 2,000,000 shares of Common Stock to be issued under the Plan on a Form S-8 Registration Statement (No. 33-99540).


                                 EXHIBITS

     The following documents are filed as Exhibits hereto:
  Exhibit                                            Sequential Page
  Number                  Description                No. or
                                                     Incorporated by
                                                     Reference to:
  4.1           Restated Certificate of              Exhibit 4.1 to the
                Incorporation of the Company, as     Company's Form S-8
                amended                              Registration
                                                     Statement No. 333-28481
                                                     dated June 4, 1997
  4.2           1991 Stock Option Plan, as amended   Page 6
  5.1           Opinion and Consent of Dewey         Page 28
                Ballantine with respect to the
                legality of the securities being
                registered
  23.1          Consent of Dewey Ballantine          --
                (contained in their opinion filed
                herewith as Exhibit 5.1)
  23.2          Consent of Coopers & Lybrand L.L.P.  Page 30
  24.1          Power of Attorney of directors and   --
                certain officers of the Company
                (included in Signature Page)

                         SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 16th day of May, 1997.


                              MEDIMMUNE, INC.



                              By /s/ Wayne T. Hockmeyer, Ph.D.
                                  Wayne T. Hockmeyer, Ph.D.
                                  Chairman and Chief Executive Officer


                             POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Wayne T. Hockmeyer and David M. Mott, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                             Capacity              Date


 /s/ Wayne T. Hockmeyer, Ph.D.   Chairman, Chief Executive  May 16, 1997
Wayne T. Hockmeyer, Ph.D.        Officer and Director
                                  (Principal Executive
                                 Officer)
 /s/ David M. Mott               President and Chief        May 16, 1997
David M. Mott                    Operating Officer
                                 (Principal Financial and
                                 Accounting Officer)

 /s/ Franklin H. Top, Jr., M.D.  Executive Vice President,  May 16, 1997
Franklin H. Top, Jr., M.D.       Medical Director and
                                 Director


 /s/ M. James Barrett, Ph.D.     Director                   May 16, 1997
M. James Barrett, Ph.D.

 /s/ James H. Cavanaugh, Ph.D.   Director                   May 16, 1997
James H. Cavanaugh, Ph.D.

 /s/ Lawrence C. Hoff            Director                   May 16, 1997
Lawrence C. Hoff

 /s/ Gordon S. Macklin           Director                   May 16, 1997
Gordon S. Macklin


 /s/ Barbara Hackman Franklin    Director                   May 16, 1997
Barbara Hackman Franklin

                              MEDIMMUNE, INC.

                             _________________

                                 EXHIBITS

                                    for

                          REGISTRATION STATEMENT

                                    ON

                                 FORM S-8

                             _________________


                          1991 STOCK OPTION PLAN




























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